Exhibit 10.7

AGREEMENT TO TERMINATE OPERATING AGREEMENT

THIS AGREEMENT TO TERMINATE OPERATING AGREEMENT (this “Agreement”) is entered into as of March 22, 2011, by and among Shenyang Yanzikou Sports & Entertainment Co., Ltd. (“Party A”), Beijing Shungao Golf Course Management Co., Ltd. (“Party B”), shareholders holding 100% equity interests of Party B (“Shareholders”). China Golf Gropu, Inc. (the “Company”) is made a party to this Agreement for the sole purpose of acknowledging the Agreement.

WHEREAS, in connection with a certain Consulting Services Agreement dated as of September 25, 2009 (the “Consulting Agreement”), Party A entered into an Option Agreement and its amendment dated as of even date therewith respectively (the “Option Agreement”) with Party B and the Shareholders;

WHEREAS, Party A and Party B enters into an agreement to terminate the Consulting Agreement and its amendment dated as of even date herewith (the “Termination Agreement”), whereby Party A and Party B has terminated the Consulting Agreement;

WHEREAS, in connection with the Termination, Party A desires to terminate the Operating Agreement, and Party B desires to accept such termination;

WHEREAS, Section 16 of the Operating Agreement provides that Party A may terminate Operating Agreement pursuant to the issuance of 30 days prior written notice to Party B;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the Parties agree as follows:

A.           TRANSFER OF THE OPERATING AGREEMENT.

(1)           Party A hereby terminates the Operating Agreement, and Party B and Shareholders hereby accepts such termination (collectively the “Termination”).

(2)           In accordance with Section 16 of the Operating Agreement, Party A shall notify Party B of the Termination pursuant to a written notice, the form of which is attached hereto as Exhibit A.

(3)           Termination shall take effective 30 days after the issuance of above written notice.

B.           GENERAL PROVISIONS.

(1)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth as follows (or at such other address for a party as shall be specified by like notice):

If to Party A:

Shenyang Yanzikou Sports & Entertainment Co., Ltd.
Address:  No. 18-12 Yaoyang Road, Huishan Economic Development Zone, Shenbei New District, Shenyang City, China
Attn:  Bi Ye, Executive Director

If to Party B:
Beijing Shungao Golf Course Management Co., Ltd.
Address:No. 16 Hou Street, Lv Bu Tun, Zhang Town, Shunyi District, Beijing, China
Attn: Xiao Bowu, Legal Representative

C.           GOVERNING LAW.  This Agreement shall be governed and construed under the laws of the People’s Republic of China, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D.           COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

PARTY A:

Shenyang Yanzikou Sports & Entertainment Co., Ltd.

By:           /s/ Ye Bi
Name: Ye Bi
Title: Executive Director

PARTY B:

Beijing Shungao Golf Course Management Co., Ltd.

By:           /s/ Xiao Bowu
Name: Xiao Bowu
Title: Executive Director

SHAREHOLDERS

_/s/ Xiao Bowu______________
Xiao Bowu
Owns 100% of Beijing Shungao Golf Course Management Co., Ltd.

ACKNOWLEDGED BY

China Golf Group, Inc.

By:__/s/ Ye Bi_________
Name: Ye Bi
Title: CEO